CGA GROUP, LTD.

             SERIES C CONVERTIBLE CUMULATIVE VOTING PREFERRED STOCK

                             SUBSCRIPTION AGREEMENT








                            Dated as of March 1, 1999


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                                Table of Contents

                                                                           Page
                                                                           ----
Article 1 AUTHORIZATION; SUBSCRIPTION FOR SERIES C PREFERRED STOCK..........  1

     Section 1.1      The Series C Preferred Stock..........................  1
     Section 1.2      Subscription for Series C Preferred Stock.............  2

Article 2 CLOSING ..........................................................  4

Article 3 CONDITIONS TO OBLIGATIONS OF THE INVESTORS........................  5

     Section 3.1      Accuracy of Representations and Warranties............  5
     Section 3.2      Performance of Agreements; Regulatory Approvals;
                        Credit Rating.......................................  5
     Section 3.3      Compliance Certificate................................  5
     Section 3.4      Amended and Restated Bye-laws.........................  5
     Section 3.5      Other Agreements......................................  5
     Section 3.6      Opinion of Conyers Dill & Pearman.....................  6
     Section 3.7      List of Shareholders..................................  6

Article 4 CONDITIONS TO THE COMPANY'S OBLIGATIONS...........................  6

     Section 4.1      Accuracy of Representations and Warranties............  6
     Section 4.2      Performance of Agreements.............................  6
     Section 4.3      Amended and Restated Bye-laws.........................  6
     Section 4.4      Other Agreements......................................  7
     Section 4.5      Letters from Placement Agent..........................  7
     Section 4.6      Payment for the Series C Preferred Stock..............  7
     Section 4.7      Waiver................................................  7
     Section 4.8      Aggregate Funding.....................................  7

Article 5 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY..........  7

     Section 5.1      Due Organization, Valid Existence and
                        Authority of the Company and the
                        Company's Initial Subsidiaries.....................   7
     Section 5.2      Authorization and Validity of Agreements..............  8
     Section 5.3      Capitalization........................................  8
     Section 5.4      No Conflict with Other Instruments;
                        No Approvals Required Except as Have
                        Been Obtained.......................................  8

     Section 5.5      Regulatory Filings; Compliance with Law...............  9
     Section 5.6      Stamp Duties or Taxes.................................  9
     Section 5.7      Private Offering of the Shares........................  9
     Section 5.8      The Offering Circular................................. 10
     Section 5.9      Not an "Investment Company"........................... 10
     Section 5.10     Company Obligations................................... 10
     Section 5.11     Operating Company..................................... 11


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     Section 5.12     No U.S. Trade or Business and Not a
                        Controlled Foreign Corporation...................... 11
     Section 5.13     Related Person Insurance Income....................... 11
     Section 5.14     Operating Guidelines.................................. 12
     Section 5.15     Passive Foreign Investment Company.................... 12
     Section 5.16     Use of Proceeds of the Offering....................... 12
     Section 5.17     Shareholders.......................................... 13
     Section 5.18     Bermuda Withholding Tax............................... 13
     Section 5.19     No Events of Non-Compliance........................... 13
     Section 5.20     Registration Rights................................... 13

Article 6 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS................... 13

     Section 6.1      Due Organization, Good Standing and
                        Authority of the Investor........................... 13
     Section 6.2      Authorization and Validity of Agreements.............. 13
     Section 6.3      Investment Intent..................................... 14
     Section 6.4      No Conflict with Other Instruments;
                        No Approvals Required Except as Have
                        Been Obtained....................................... 14
     Section 6.5      Investor Awareness and Suitability.................... 15
     Section 6.6      Accredited Investor Status............................ 17
     Section 6.7      Receipt of Information, Access to Information......... 18
     Section 6.8      Series C Preferred Stock Ownership Limitations........ 19

Article 7 RESTRICTIONS ON TRANSFER.......................................... 19

     Section 7.1      Restrictive Legends................................... 19
     Section 7.2      Notice of Proposed Transfers.......................... 20

Article 8 MISCELLANEOUS..................................................... 21

     Section 8.1      Survival of Representations,
                        Warranties and Covenants............................ 21
     Section 8.2      Entire Agreement...................................... 22
     Section 8.3      Severability.......................................... 22
     Section 8.4      Binding Effect; Benefit............................... 22
     Section 8.5      Assignability......................................... 22
     Section 8.6      Amendment; Waiver..................................... 22
     Section 8.7      Headings 22
     Section 8.8      Counterparts.......................................... 22
     Section 8.9      Applicable Law........................................ 22
     Section 8.10     Notices and Payment................................... 22
     Section 8.11     Full Payment.......................................... 23
     Section 8.12     Indemnification....................................... 24
     Section 8.13     Submission to Jurisdiction............................ 25


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Exhibits:

Annexes:

Annex I     -   Form of Memorandum of Association
Annex II    -   Form of Amended and Restated Bye-laws
Annex III   -   Form of Amended and Restated Shareholders Agreement
Annex IV    -   Form of Opinion of Conyers Dill & Pearman
Annex V     -   Operating Guidelines
Annex VI    -   Letter Agreement with DCR


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                                 CGA GROUP, LTD.

                 SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK
                             SUBSCRIPTION AGREEMENT

     SUBSCRIPTION AGREEMENT, dated as of March 1, 1999 (this "Agreement"), among CGA Group, Ltd., a company with limited liability organized under the laws of Bermuda (together with its successors and permitted assigns, the "Company"), and each of the Investors identified in Schedule I hereto (collectively, together with their successors and permitted assigns, the "Investors").

     WHEREAS, the Company has distributed subscription rights (the "Rights") to subscribe for shares of the Series C Cumulative Convertible Preferred Stock, par value U.S. $.01 per share (the "Series C Preferred Stock) to the Investors pursuant to an Offering Circular, dated January 21, 1999 as supplemented on February 5, 1999, February 12, 1999 and February 22, 1999 (together with any amendments, modifications or supplements thereto as may be made from time to time on or prior to the Closing Date (as defined below), the "Offering Circular");

     WHEREAS, the Investors understand that the voting power of their aggregate ownership of voting securities of the company is subject to the Maximum Percentage limitation contained in Bye-laws 1(cc) and 50 of the Company's Amended and Restated Bye-laws (as defined herein), and as a result the voting power of some shares of Series C Preferred Stock may be reduced in accordance with the terms of the Bye-laws as described in the "Description of Securities" contained in the Offering Circular; and

     WHEREAS, each of the Investors wishes to subscribe for and purchase, severally and not jointly, and the Company wishes to issue and sell to each Investor the number of shares of Series C Preferred Stock applicable to each Investor set forth opposite such Investor's name on Schedule I hereto, on the terms set forth herein.

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

                                    Article 1

            AUTHORIZATION; SUBSCRIPTION FOR SERIES C PREFERRED STOCK

     Section 1.1 The Series C Preferred Stock. The Company has authorized the issuance and sale pursuant to this Agreement of up to 52,000,000 shares of Series C Preferred Stock having such rights, restrictions and privileges as are contained in or accorded by (i) the Memorandum of Association of the Company in the form attached hereto as Annex I (the "Memorandum of Association"), (ii) the Amended and Restated

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Bye-laws of the Company, in the form attached hereto as Annex II and all appendices and exhibits thereto (the "Amended and Restated Bye-Laws"), (iii) the Amended and Restated Shareholders Agreement, to be dated as of the Closing Date, among the Company, the Investors and the other parties named therein, in the form attached hereto as Annex III (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Amended and Restated Shareholders Agreement"), and (iv) this Agreement. Subject to the terms and conditions hereof, the Preferred Stock will be issued on the Closing Date.

     Section 1.2 Subscription for Series C Preferred Stock. (a) Subject to the terms and conditions of this Agreement, each of the Investors hereby irrevocably subscribes for and agrees to purchase, severally and not jointly, the aggregate number of shares of Series C Preferred Stock set forth below such Investor's name on the signature page hereto for the purchase price specified in Article 2 hereof. Such aggregate number is comprised of (i) the number of shares of Series C Preferred Stock which such Investor is entitled to purchase upon exercise of the Rights distributed to such Investor pursuant to the Offering Circular (the "Basic Subscription"), (ii) such number of additional shares of Series C Preferred Stock which the Investor requests to purchase pursuant to the Front End Additional Allotment Privilege (as defined below), (iii) such number of additional shares of Series C Preferred Stock which the Investor requests to purchase pursuant to the Back End Oversubscription Privilege (as defined below) set forth in the Offering Circular and (iv) such number of additional shares of Series C Preferred Stock which the Investor requests to purchase pursuant to the Additional Back End Privilege (as defined below) set forth in the Offering Circular. The Investors acknowledge that the Company may actually issue and sell to each Investor at the Closing fewer than the number of shares of Series C Preferred Stock set forth below each Investor's name on its signature page hereto, based upon the calculations of oversubscriptions and additional allotments as set forth in this Agreement.

     (b) In the event that the Company receives from the Investors subscriptions to purchase at least U.S. $47 million in Series C Preferred Stock in the aggregate at U.S. $1.50 per share pursuant to the Basic Subscription Privilege and the Back End Oversubscription Privilege (as defined below), then those Investors who fully exercise all Rights allotted to them pursuant to the Basic Subscription Privilege will be entitled to purchase a portion of 12,000,000 additional shares of Series C Preferred Stock (the "Additional Shares") at a price (the "Additional Allotment Price") of U.S. $0.25 per share (the "Front End Additional Allotment Privilege"). The purchase by an Investor of its full allotted number of shares pursuant to its Basic Subscription Privilege plus its full allotted number of shares pursuant to its Front End Additional Allotment Privilege is defined as such Investor's "Front End Purchase" and the average price per share paid by such Investor for all such shares is defined as such Investor's "Front End Share Price." The number of Additional Shares that each Investor will be entitled to purchase at the Additional Allotment Price as part of its Front End Purchase (a) will be contingent upon the dollar amount of the Aggregate Basic Subscription (as defined below) and the resulting calculation of Additional Back End Shares, as described below and (b) will equal a fraction (the numerator of which will be the number of shares purchased pursuant to such Investor's Basic Subscription Privilege and the denominator of which will be the


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total number of shares purchased by all Investors who have fully exercised all
Rights allotted to them pursuant to the Basic Subscription Privilege) of the number of shares equal to 12,000,000 minus the aggregate number of Additional Back End Shares (as defined below) purchased by all Investors.

     (c) If the aggregate purchase price of the shares subscribed for by all Investors in the aggregate pursuant to the Basic Subscription Privilege (the "Aggregate Basic Subscription") is less than U.S. $47 million, then those Investors who fully exercise all Rights allotted to them pursuant to the Basic Subscription Privilege will be entitled, as a group, to purchase a number of shares of Series C Preferred Stock, at U.S. $1.50 per share (the "Back End Oversubscription Shares"), equal to the difference between U.S. $47 million and the Aggregate Basic Subscription (the "Back End Oversubscription Privilege"). Each such Investor shall be entitled to purchase a percentage of the Back End Oversubscription Shares equal to a fraction, the numerator of which is the total number of shares purchased by such Investor pursuant to its Basic Subscription Privilege, and the denominator of which is the total number of shares purchased by all Investors who have fully exercised all Rights allotted to them pursuant to the Basic Subscription Privilege. Any unsubscribed-for Back End Oversubscription Shares will be offered to those Investors who have elected to purchase their own full allotment of Back End Oversubscription Shares, pro rata based on the number of shares constituting such elections.

     (d) Each Investor that elects to purchase Back End Oversubscription Shares will also be entitled to purchase a number of Additional Shares (the "Additional Back End Shares"), at the Additional Allotment Price of U.S.$0.25 per share (the "Additional Back End Privilege"), such that the average price per share of such Investor's Back End Oversubscription Shares and Additional Back End Shares, taken as a whole, shall be 80% of the Front End Share Price.

     (e) Based upon (i) the number of shares of Series C Preferred Stock which an Investor subscribes for pursuant to the Basic Subscription Privilege, the Front End Additional Allotment Privilege, the Back End Oversubscription Privilege and the Additional Back End Privilege such number being determined after all prorations described above have been effected, the number of shares of Series C Preferred Stock issuable to each Investor shall be determined as soon as practicable thereafter.

     (f) For purposes of this Agreement, Maximum Percentage shall have the meaning assigned to it in Bye-laws 1(cc) and 50 of the Amended and Restated Bye-laws. In the event that the issuance of Series C Preferred Stock upon exercise of Rights would cause an Investor's ownership of voting stock of the Company to exceed the Maximum Percentage, the voting power of such Investors' Series C Preferred Stock shall be reduced pursuant to the terms and conditions set forth in the Bye-laws and described in the Offering Circular, so that such Investor will not violate the Maximum Percentage limitation.

     (g) No Investor shall be obligated to purchase any shares of Series C Preferred Stock unless the conditions set forth in Article 3 hereof shall have been

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satisfied or waived by such Investor on or prior to the Closing Date. The
Company shall not be obligated to sell any shares of the Series C Preferred Stock unless the conditions set forth in Article 4 hereof shall have been satisfied or waived by the Company on or prior to the Closing Date.

                                    ARTICLE 2

                                     CLOSING

     The closing (the "Closing") of the transactions contemplated by this Agreement shall take place as follows:

          (i) On the basis of the representations, warranties and covenants herein set forth, the Company will sell to each of the Investors, and each of the Investors will purchase from the Company, at the Closing on March 1, 1999 or such later date as the Company may designate upon not less than five business days prior written notice, delivered by facsimile, to the Investors (the "Closing Date"), (A) the number of shares of Series C Preferred Stock set forth opposite each such Investor's name on Schedule I hereto for the consideration of a cash purchase price set forth opposite each such Investor's name on Schedule I hereto, to be paid on the Closing Date. The Investors acknowledge and agree that the number of shares of Series C Preferred Stock being sold to each Investor pursuant to this Agreement shall not be known at the time such Investor executes this Agreement but shall be calculable upon expiration of the Rights and after application of the oversubscription and additional allotment allocations described above such that Schedule I shall be completed on or prior to the Closing. The aggregate cash purchase price for the aggregate number of shares of Series C Preferred Stock set forth opposite the name of each Investor on Schedule I (as such Schedule I shall be completed on or prior to the Closing) hereto is such Investor's "Aggregate Purchase Price."

          (ii) At the Closing, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties and covenants herein set forth, the Company will deliver to each of the Investors, or representatives thereof, a certificate or certificates registered in the name of such Investor (or such other name as may be indicated in writing to the Company prior to the Closing Date) representing the aggregate number of shares of Series C Preferred Stock to be purchased by such Investor, against payment of such Investor's Aggregate Purchase Price by wire transfer, on the Closing Date, of immediately available funds to an account specified to the Investors and the Placement Agent (as defined below) by the Company at least three (3) Business Days prior to the Closing Date. The Closing will take place at the offices of the Company in Hamilton, Bermuda at 10:00 a.m., Bermuda time, on the Closing Date.

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                                    ARTICLE 3

                   CONDITIONS TO OBLIGATIONS OF THE INVESTORS

     The obligation of each Investor to purchase the Series C Preferred Stock under this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

     Section 3.1 Accuracy of Representations and Warranties. All representations and warranties of the Company and of each other Investor contained herein shall be true in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

     Section 3.2 Performance of Agreements; Regulatory Approvals; Credit Rating.
(a) The Company shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

     (b) The Company and Commercial Guaranty Assurance, Ltd. (together with its successors, "CGA") shall have obtained all consents and approvals of regulatory bodies and authorities in Bermuda necessary on the Closing Date for CGA to carry on the business of an insurer and a reinsurer, and CGA Investment Management, Inc. (together with its successors, "CGAIM" and together with CGA, the "Initial Subsidiaries") shall have obtained all consents and approvals of regulatory bodies and authorities in the United States necessary on the Closing Date for CGAIM to carry out its business.

     (c) CGA shall have received a letter from Duff & Phelps Credit Rating Company or any successor thereto ("DCR") dated as of the Closing Date confirming that CGA will retain its AAA claims paying ability rating from DCR upon the consummation of the transactions contemplated hereby, which letter shall be in form and substance satisfactory to the Investors and shall have no other conditions which need to be satisfied in order for CGA to retain its AAA claims paying ability rating from DCR.

     Section 3.3 Compliance Certificate. The Company shall have delivered to such Investor a certificate, dated the Closing Date, of the Chief Executive Officer of the Company to the effect that the conditions specified in Sections
3.1 (other than with respect to the representations and warranties of the Investors), 3.2, 3.4 and 3.5 have been fulfilled.

     Section 3.4 Amended and Restated Bye-laws. The Amended and Restated Bye-laws of the Company shall have been approved by the shareholders of the Company and duly adopted by the Company in substantially the form attached as Annex II hereto.

     Section 3.5 Other Agreements. The Amended and Restated Shareholders Agreement shall have been executed and delivered to the Company by at least seventy-five percent (75%) of the Common Holders (as defined therein) in substantially the form attached as Annex III hereto (except for such changes as are not


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material, which changes, however, shall have been provided to the Investors prior to the Closing Date).

     Section 3.6 Opinion of Conyers Dill & Pearman. Conyers Dill & Pearman, Bermuda special counsel for the Company, shall have delivered to such Investor an opinion dated the Closing Date in substantially the form attached as Annex IV hereto.

     Section 3.7 List of Shareholders. The Company shall have provided to such Investor a list representing the Company's best information of the shareholders of the Company and their respective shareholdings on the Closing Date. The Investors acknowledge and agree that a true and complete list of the shareholders of the Company and their respective shareholdings shall not be known at the time each Investor executes this Agreement but shall be calculable upon expiration of the Rights and after application of the Oversubscription Privilege allocations described herein. The Company agrees to provide at the Closing an Amended and Restated Schedule II hereto which shall set forth its best information regarding the identity of the shareholders of the Company and their respective shareholdings on the Closing Date.

     If at or prior to the Closing all of the conditions in this Article 3 have not been satisfied, any Investor may elect to waive such conditions or to be relieved of all further obligations hereunder.

                                    ARTICLE 4

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

     The obligation of the Company to issue and sell the shares of Series C Preferred Stock under this Agreement is subject to the satisfaction at the Closing Date of each of the following conditions:

     Section 4.1 Accuracy of Representations and Warranties. All representations and warranties of each Investor contained herein shall be true in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

     Section 4.2 Performance of Agreements. Each Investor shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date and each such Investor shall notify the Company prior to the Closing Date if the foregoing condition cannot be fulfilled by such Investor.

     Section 4.3 Amended and Restated Bye-laws. The Amended and Restated Bye-laws of the Company shall have been approved by the shareholders of the Company and duly adopted by the Company in substantially the form attached as Annex II hereto (except for such changes as are not material, which changes, however, shall have been provided to the Investors prior to the Closing Date).


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     Section 4.4 Other Agreements. The Amended and Restated Shareholders
Agreement shall have been executed and delivered to the Company by at least seventy-five percent (75%) of the Common Holders (as defined therein) in substantially the form attached as Annex III hereto (except for such changes as are not material, which changes, however, shall have been provided to the Investors prior to the Closing Date).

     Section 4.5 Letters from Placement Agent. The Company shall have received from Salomon Smith Barney Inc. (the "Placement Agent") a letter dated as of the Closing Date reasonably satisfactory to the Company, to the effect that neither it nor any person (other than the Company and its affiliates) authorized to act on its behalf has used any form of general solicitation or general advertising in connection with the offer and sale of the Series C Preferred Stock, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     Section 4.6 Payment for the Series C Preferred Stock. Each Investor shall have delivered to the Company and the Company shall have received full payment in immediately available funds of the Aggregate Purchase Price of such Investor as set forth in Schedule I.

     Section 4.7 Waiver. Section 7.1 of the Series A Preferred Stock Subscription Agreement, dated June 9, 1997, among the Company and the Investors listed on Schedule I thereto pursuant to which the Company is prohibited from issuing the Series C Preferred Stock, shall have been waived by holders of at least ninety percent (90%) of the shares of the Company's issued and outstanding Series A Preferred Stock, par value U.S. $0.01 per share (the "Series A Preferred Stock"), in accordance with the provisions thereof for valid execution of a waiver.

     Section 4.8 Aggregate Funding. The Company shall have received on or prior to the Closing Date gross proceeds from the sale of the Series C Preferred Stock of not less than U.S. $40,000,000.

                                    ARTICLE 5

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     The Company represents, warrants and covenants to each of the Investors as of the date of this Agreement and as of the Closing Date as follows:

     Section 5.1 Due Organization, Valid Existence and Authority of the Company and the Company's Initial Subsidiaries. (a) The Company has been duly incorporated and is validly existing under the laws of Bermuda. Upon completion of the Closing, the Company will have full right, power and authority to carry on its business as conducted and as proposed to be conducted as described in the Offering Circular. The Company has full right, power and authority to enter into this Agreement, and perform its obligations hereunder. The Memorandum of Association, in the form attached hereto as Annex I, is a true and complete copy of the Memorandum of Association of the Company as in effect at the date of this Agreement, and no amendment to such Memorandum of Association has been proposed or adopted. At the Closing, the Amended and Restated Bye-laws of the Company will be in the form attached hereto as Annex II. Upon completion of the Closing, the Company will not own any interest in or control, directly or indirectly, any other corporations, partnerships or other entities, other than the Initial Subsidiaries.

     (b) Each of the Initial Subsidiaries has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation. Upon completion of the Closing and the use of the proceeds therefrom as described in the Offering Circular, each Initial Subsidiary will have the full right, power and authority to carry on its business as proposed to be conducted as described in the Offering Circular (including the documents incorporated therein by reference).

     Section 5.2 Authorization and Validity of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (together, the "Creditor and Enforceability Exceptions").

     Section 5.3 Capitalization. The sale of the Series C Preferred Stock and the issuance of the shares have been duly authorized by the Company and, upon payment for the Series C Preferred Stock in accordance with Article 2 hereof, the shares issued at Closing will be validly issued, fully paid and non-assessable (meaning that no further sums will be payable in respect of the holding of the Shares). Except as described in the Offering Circular (including the documents incorporated therein by reference), the Company does not, and on the Closing Date will not, have any outstanding or authorized options, warrants, calls, rights or any other agreements of any character obligating it to issue any of its shares or any securities convertible into or exchangeable for, or evidencing the right to purchase or obtain, any of its shares or any agreements or understandings with respect to the voting, sale or transfer of any of its shares or any securities convertible into or exchangeable for or evidencing the right to purchase or obtain any of its shares.

     Section 5.4 No Conflict with Other Instruments; No Approvals Required Except as Have Been Obtained. The execution and delivery of this Agreement by the Company and compliance by the Company with the terms and conditions hereof, will not violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing under, any provision of law, statute, ordinance or regulation applicable to the Company or any affiliate thereof, and will not conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Company or any affiliate thereof under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of the Company or any affiliate thereof pursuant to the Memorandum of Association or Amended and Restated Bye-laws of the Company or the organizational documents of such affiliate, as the case may be, or any order, judgment, decree, law, ordinance or regulation applicable to the Company or such affiliate, as the case may be, or any contract, instrument, agreement or restriction to which the Company or such affiliate, as the case may be, is a party or by which the Company or such affiliate, as the case may be, or any of its assets or properties is bound. Except where the Company is obliged to obtain Bermuda governmental approvals that have been obtained, neither the Company or any affiliate thereof nor any of the Company's or any of its affiliates' respective assets or properties is subject to any charter, bye-law, contract or other instrument or agreement, order, judgment, decree, law, statute, ordinance or regulation or any other restriction of any kind or character that would prevent the Company from entering into this Agreement or from consummating the transactions contemplated hereby in accordance with the terms hereof.

     Section 5.5 Regulatory Filings; Compliance with Law. Upon completion of the Closing and the use of proceeds therefrom as described in the Offering Circular, CGA will be authorized on the Closing Date under Bermuda law to conduct the business of selling insurance and reinsurance as contemplated by the documents incorporated by reference in the Offering Circular and no further approvals of insurance regulatory or other authorities are required for the conduct of such business. Upon completion of the Closing, CGAIM will be authorized on the Closing Date or immediately thereafter under the applicable United States federal and state laws to conduct its business as contemplated by the documents incorporated by reference in the Offering Circular and no further approvals of regulatory or other authorities are required for the conduct of such business. Upon completion of the Closing and the use of proceeds therefrom as described in the Offering Circular, the Company and the Initial Subsidiaries will be in compliance with all applicable laws and regulations.

     Section 5.6 Stamp Duties or Taxes. No Bermuda stamp, transfer or similar duties or taxes are payable in respect of the issuance and delivery of the Shares, and the sale and delivery of the Series C Preferred Stock, to the Investors pursuant to this Agreement and if any such taxes arise in connection with the execution of this Agreement, or the consummation of any of the transactions contemplated hereby, then the Company will pay such taxes.

     Section 5.7 Private Offering of the Shares. (a) The offer and sale of the Series C Preferred Stock and the issuance and delivery of the shares are intended to be exempt from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), and from the registration provisions of the applicable state securities laws. Neither the Company nor anyone acting on its behalf has taken, or omitted to take, any action, with respect to the Series C Preferred Stock or any securities similar to the Series C Preferred Stock, or otherwise, that would bring the sale of the Series C Preferred Stock and the issuance of the shares within the provisions of
Section 5
of the Securities Act or that would violate any blue sky laws of a state of the United States or securities law of any foreign jurisdiction (including Bermuda).

     (b) In the case of each offer or sale of the Series C Preferred Stock, no form of general solicitation or general advertising was used by the Company or any person authorized to act on behalf of the Company, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     (c) Neither the Company nor anyone acting on its behalf has taken, or omitted to take, any action, with respect to any other shares of the Company issued and sold by the Company that would bring the issuance and sale of such shares within the provisions of Section 5 of the Securities Act or that would violate any blue sky laws of a state of the United States or securities law of a foreign jurisdiction (including Bermuda).

     (d) Neither the Company nor any Initial Subsidiary has issued or sold, or agreed to issue or sell, any Series C Preferred Stock of the Company to any persons other than to the Investors pursuant hereto.

     Section 5.8 The Offering Circular. The Offering Circular (including the documents incorporated therein by reference) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact which the Company has not disclosed herein or in the Offering Circular (including the documents incorporated therein by reference) nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date that, so far as the Company can now foresee, is reasonably likely to have a material adverse effect on the performance of obligations hereunder by the Company and its Initial Subsidiaries, considered as a whole, or on the business, operations, financial condition, assets, liabilities or prospects of the Company and its Initial Subsidiaries taken as a whole.

     Section 5.9 Not an "Investment Company". Each of the Company and the Initial Subsidiaries is not, and when conducting business as contemplated by the Offering Circular (including the documents incorporated therein by reference) will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

     Section 5.10 Company Obligations. Each of the Company and its Initial Subsidiaries has incurred no material liens or encumbrances on present or future assets or revenues and has no material proceedings pending against, or to the Company's knowledge, threatened against or affecting it before any court, governmental authority, arbitration board or tribunal, in each of the foregoing cases, other than as disclosed in the

Offering Circular (including the documents incorporated therein by reference) or referred to herein or in an attachment hereto.

     Section 5.11 Operating Company. At the time the Company issues any Series C Preferred Stock, the Company shall be an "operating company" as defined in United States Department of Labor Regulation section 2510.3-101(c) issued under the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Company shall at all times thereafter conduct its activities so that it will continue to qualify as such an "operating company." As a result, pursuant to United States Department of Labor Regulation section 2510.3-101(a)(2)(i), at no time shall the assets of the Company constitute the assets of any Investor or shareholder of the Company for purposes of Title I of ERISA or Section 4975 of the United States Internal Revenue Code of 1986 (the "Code").

     Section 5.12 No U.S. Trade or Business and Not a Controlled Foreign Corporation. The Company shall use its best efforts not to take, and to cause CGA not to take, any action which the Company has reason to believe could cause it or CGA to be considered engaged in the conduct of a trade or business in the United States (within the meaning of Code Section 864) or to become a controlled foreign corporation (within the meaning of Code Section 957) ("CFC"); provided, however, that this Section 5.12 shall not apply to any action which affects the election of directors pursuant to Section 12 of the Amended and Restated Bye-laws; provided, further, that it is hereby understood that the Company shall not be considered to violate this Section 5.12 in the event that (x) the board of directors of the Company (the "Board") shall, in its sole discretion, request the advice of counsel with respect to a proposed action and counsel determines that in its opinion it is more likely than not that such proposed action will not cause the Company or CGA to be engaged in the conduct of a trade or business in the United States or become a CFC and (y) such proposed action to be taken by the Company receives the prior approval of at least 75% of the members of the Board then in office. The foregoing imposes no obligation on the Company or the Board to seek the advice of counsel prior to taking any action unless the Company wishes to take advantage of this second proviso to Section 5.12. It is hereby understood that this Section 5.12 does not alter any provision in the Company's Amended and Restated Bye-laws and all actions taken in connection herewith must comply with such Amended and Restated Bye-laws.

     Section 5.13 Related Person Insurance Income. (a) The Company shall use its best efforts to cause CGA not to sell insurance or reinsurance to a U.S. person that is a shareholder of the Company ("U.S. Shareholder") or a related person (within the meaning of Section 953(c)(6) of the Code) to a U.S. Shareholder ("Related Person") and which would therefore generate related person insurance income (within the meaning of Section 953(c)(2) of the Code) ("RPII") if the Company knows that (i) 20% or more of CGA's gross insurance income in any taxable year (interpreted in accordance with Section 953(c)(3)(B) of the Code) will be RPII and (ii) persons which are directly or indirectly insured or reinsured by CGA ("Insureds") or Related Persons to Insureds own stock of CGA that represents 20% or more of the combined voting power of all classes of stock of the Company that are entitled to vote or 20% or more of the total value of the Company ("Excess RPII"); provided, however, that it is hereby understood that the

Company shall not be considered to violate this Section 5.13(a) by virtue of such sale which the Company has reason to believe will generate Excess RPII if the Company receives the prior approval of 100% of the members of the Board then in office; provided, further, that it is hereby understood that this Section 5.13(a) does not alter any provision in the Amended and Restated Bye-laws and all actions taken in connection herewith must comply with such Amended and Restated Bye-laws.

     (b) In the event that the Board shall have given prior authorization (as provided in subsection (a) of this Section 5.13) for CGA to sell insurance or reinsurance which the Company has reason to believe will generate Excess RPII for any tax year, then, unless a U.S. statute, a final regulation of the U.S. Treasury or a published ruling of the U.S. Internal Revenue Service issued after the Closing Date provides or establishes that subpart F insurance income (as defined in Code Section 953) does not constitute unrelated business taxable income (as defined in Code Section 512), the Company shall notify any U.S. Shareholder that the Company knows is subject, pursuant to Code Section 511, to tax only on its unrelated business taxable income not later than June 30 of the tax year in which the Company proposes that CGA generate Excess RPII of such authorization.

     Section 5.14 Operating Guidelines. Attached hereto as Annex V is a true, correct and complete copy of the operating guidelines of the Company and the Initial Subsidiaries (the "Operating Guidelines"), which were adopted by all necessary corporate action of the Board at a duly called and convened meeting of the Board. The resolutions pursuant to which the Operating Guidelines were adopted provide that the Operating Guidelines may only be amended or revoked pursuant to a resolution adopted by a two-thirds vote of the Board at a duly called and convened meeting of the Board. To the extent the Operating Guidelines are followed by the Company and the Initial Subsidiaries, (i) neither the Company nor CGA will be considered to be engaged in the conduct of a trade or business in the United States through a U.S. "permanent establishment" as defined in Article 3 of the Convention between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland (on behalf of the Government of Bermuda) relating to the Taxation of Insurance Enterprises and Mutual Assistance in Tax Matters and (ii) neither the Company nor any Initial Subsidiaries will be considered to be transacting the business of insurance in any state of the United States without appropriate licenses or approvals.

     Section 5.15 Passive Foreign Investment Company. The Company shall use its best efforts to operate its business and the business of CGA in such manner that neither the Company nor CGA will be considered a passive foreign investment company within the meaning of Section 1297(a) of the Code.

     Section 5.16 Use of Proceeds of the Offering. The net proceeds from the Rights Offering shall be used by the Company for general corporate purposes and, at the Company's discretion, to make a capital investment in CGA, which will use such funds, if any, for general corporate purposes.

     Section 5.17 Shareholders. Schedule II to this Agreement represents the Company's best information regarding the identity and ownership interests of the shareholders of the Company upon completion of the Closing. The Investors acknowledge and agree that a true and complete list of the shareholders of the Company and their respective shareholdings shall not be known at the time each Investor executes this Agreement but shall be calculable upon expiration of the Rights and after application of the Maximum Percentage limitation and oversubscription and additional allotment allocations described herein. The Company agrees to provide at the Closing an Amended and Restated Schedule II which sets its best information regarding the identity of the shareholders of the Company and their respective shareholdings on the Closing Date.

     Section 5.18 Bermuda Withholding Tax. The making of payments to any holder of the shares will not be subject to any tax withholding requirement under current Bermuda tax law.

     Section 5.19 No Events of Non-Compliance. No event has occurred and no condition exists which, upon the consummation of transactions under this Agreement would constitute an Event of Non-Compliance (as defined in the Series A Subscription Agreement) with or without notice or lapse of time or both.

     Section 5.20 Registration Rights. Other than as provided in the Amended and Restated Shareholders Agreement, the Company has not agreed to register any of its Series C Preferred Stock under the Securities Act.

                                   ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

     Each of the Investors, severally and not jointly, hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as follows:

     Section 6.1 Due Organization, Good Standing and Authority of the Investor. Such Investor is a corporation, partnership, limited liability company, trust or other legal entity and is duly organized, validly existing and in good standing under the laws of such Investor's jurisdiction of organization and not resident in Bermuda for Bermuda foreign exchange control purposes.

     Section 6.2 Authorization and Validity of Agreements. This Agreement has been duly authorized, executed and delivered by such Investor and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, subject to the Creditor and Enforceability Exceptions. The Amended and Restated Shareholders Agreement has been duly authorized, executed and delivered by such Investor at the Closing, and assuming, in the case of the Amended and Restated Shareholders Agreement, the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, subject to the Creditor and Enforceability Exceptions.

     Section 6.3 Investment Intent. (a) Such Investor is acquiring the Series C Preferred Stock for its own account as principal or for one or more separate accounts maintained by such Investor or for the account of one or more pension or trust funds of which such Investor is trustee, in each case, for investment purposes only, and not with a view to, or for, the resale or other distribution thereof, in whole or in part; provided that, subject to the terms hereof, the disposition of such Investor's or their property shall at all times be within such Investor's or their control.

     (b) If the Series C Preferred Stock is acquired for the account of one or more pension or trust funds, such Investor is acting as sole trustee (other than with respect to the Investors listed on Schedule III) and has sole investment discretion with respect to such Investor's acquisition of the Series C Preferred Stock, and the determination and decision on such Investor's behalf to acquire the Series C Preferred Stock for such pension or trust funds is being made by the same individual or group of individuals who customarily pass on such investments so that such Investor's decision as to acquisitions for all such funds is the result of one study and conclusion. Such Investor (i) is an insurance company and is using the assets of its general account or (ii) has advised the Company in writing of such Investor's form of organization and, except with respect to a commingled trust account, the accounts for which such Investor is purchasing, and all such information provided to the Company is true and correct as of the date hereof.

     Section 6.4 No Conflict with Other Instruments; No Approvals Required Except as Have Been Obtained. The execution and delivery of this Agreement and Amended and Restated Shareholders Agreement by such Investor and the compliance by such Investor with the terms and conditions hereof and thereof will not violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing under, any provision of law, statute, ordinance or regulation applicable to such Investor, and will not conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of such Investor under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of such Investor pursuant to the articles of incorporation or bye-laws of such Investor (if such Investor is a corporation) or equivalent organizational documents (if such Investor is not a corporation) or any order, judgment, decree, law, statute, ordinance or regulation applicable to such Investor or any contract, instrument, agreement or restriction to which such Investor is a party or by which such Investor or any of its assets or properties is bound other than any such (i) violation, (ii) failure to register, qualify, obtain approval or file, (iii) conflict, (iv) breach, termination or default, (v) acceleration, or (vi) creation of claim, lien, charge or encumbrance that would not, individually or in the aggregate, have a material adverse effect on such Investor's ability to consummate the transactions contemplated hereby. Neither such Investor nor any of its assets or properties is subject to any charter, bye-law, contract or other instrument or agreement, order, judgment, decree, law, statute, ordinance or regulation or any other restriction of any kind or char-acter that would prevent such Investor from entering into this Agreement or the Amended and Restated Shareholders Agreement or from consummating the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof other than that which would not, individually or in the aggregate have a material adverse effect on such Investor's ability to consummate the transactions contemplated in accordance with the terms hereof or thereof. Notwithstanding anything in this Agreement to the contrary, no representation or warranty is made by any Investor regarding compliance with ERISA or Section 4975 of the Code, or the effect under ERISA or Section 4975 of the Code of the execution and delivery of this Agreement and the Amended and Restated Shareholders Agreement by such Investor and the compliance by such Investor with the terms and conditions hereof or thereof.

     Section 6.5 Investor Awareness and Suitability. Such Investor acknowledges, agrees and is aware that:

          (i) An investment in the Series C Preferred Stock involves a high degree of risk, including, without limitation, the risks identified under the caption "Risk Factors" in the Offering Circular, and such Investor may lose the entire amount of its investment and such Investor has the knowledge and experience in financial affairs that it is capable of evaluating the merits and risks of purchasing the Series C Preferred Stock;

          (ii) The Company has only recently been organized and has limited financial and operating history;

          (iii) The Offering Circular contains a summary of certain United States and Bermuda tax consequences under current laws relating to (i) the United States federal income taxation of the Company and CGA and of U.S. Persons (as defined below) and non-U.S. Persons that own Series C Preferred Stock of the Company and (ii) the Bermuda taxation of persons or entities not resident in Bermuda for exchange control purposes that own Series C Preferred Stock of the Company. Positions of, and developments in rulings of, the United States Internal Revenue Service, court decisions or legislative or administrative actions may have an adverse effect on one or more of the tax benefits sought by the Company. Moreover, the Company retains the right to alter the conduct of its affairs in such a manner as to subject its business to United States federal and/or state taxation, subject to the limitations set forth in Section 5.12 and the Operating Guidelines. The Offering Circular does not address the Bermuda taxation of Investors that are resident in Bermuda for exchange control purposes or the taxation of Investors by any jurisdiction other than the United States or Bermuda, which tax consequences may be significantly different from the tax consequences discussed in the Offering Circular. (For purposes of this Section 6.5, "U.S. Person" means (1) an individual who is a citizen or resident of the United States, (2) a company, corporation or partnership created or organized under the laws of the United States or any state thereof, (3) an estate the income of which, from non-United States sources and not effectively connected with the conduct of a trade or business in the United States, is includable in gross income for United States federal income tax purposes, and

     (4) a trust in respect of which (i) a court within the United States may exercise primary supervision over its administration, and (ii) one or more United States fiduciaries have the authority to control all substantial decisions);

          (iv) No Bermuda or United States federal or state regulatory authority or any foreign agency has passed upon the accuracy, adequacy, validity or completeness of the Offering Circular, this Agreement or the Amended and Restated Shareholders Agreement or made any finding or determination as to the fairness of an investment in the Series C Preferred Stock;

          (v) The Series C Preferred Stock is illiquid, and such Investor must bear the financial risk of investment in the Series C Preferred Stock for an indefinite period of time and such Investor represents and warrants that such Investor has the financial ability to bear the financial risk of its investment, and, except for Starwood CGA, LLC, CGA Firemark Venture Fund I, LLC and Lennar CGA Holdings, Inc., such Investor's investment does not exceed ten percent (10%) of such Investor's net worth;

          (vi) The Amended and Restated Bye-laws, the Amended and Restated Shareholders Agreement and this Agreement contain substantial restrictions on the transferability of the Series C Preferred Stock;

          (vii) There is no existing public or other market for the Series C Preferred Stock, and it is not expected that any such market will develop. There can be no assurance that such Investor will be able to sell or dispose of such Investor's Series C Preferred Stock. Without limiting the generality of the foregoing, in order not to jeopardize the exempt status under the Securities Act or under the securities laws of any other jurisdiction of the offering contemplated hereby, the transferee of such Series C Preferred Stock may, among other things, be required to fulfill the investor suitability requirements thereunder;

          (viii) The Series C Preferred Stock has not been registered under the Securities Act or under the securities laws of any other jurisdiction, including the states of the United States and, except as provided in the Amended and Restated Shareholders Agreement, the Company is under no obligation to, and currently does not intend to, register or qualify the Series C Preferred Stock for resale by such Investor or assist such Investor in complying with any exemption under the Securities Act or the securities laws of any such jurisdiction or any other jurisdiction. An offer or sale of Series C Preferred Stock by such Investor in the absence of registration under such securities laws will require the availability of an exemption thereunder. A restrictive legend in substantially the form set forth in Section 7.1 hereof shall be placed on the certificates representing the Series C Preferred Stock and a notation shall be made in the appropriate records of the Company indicating that the Series C Preferred Stock is subject to restrictions on transfer;

          (ix) Such Investor shall hold the Series C Preferred Stock subject to this Agreement, the Amended and Restated Bye-laws of the Company and the Amended and Restated Shareholders Agreement from time to time in effect and shall have voting rights with respect to the Series C Preferred Stock as specified in the Amended and Restated Bye-laws of the Company from time to time in effect and subject to applicable law; and

          (x) It is intended that no person or entity may acquire or own, directly, indirectly or by attribution (within the meaning of Section 958 of the Code) 10% or more of the total combined voting power of the Common Stock, the Series A Preferred Stock and the Series C Preferred Stock as such voting power is described in the Amended and Restated Bye-laws.

     Section 6.6 Accredited Investor Status. Such Investor hereby represents and warrants to the Company that it qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act because such Investor is:

          (a) A bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section
     (3)(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the United States Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958; a plan established and maintained by a state of the United States, its political subdivisions, or an agency or instrumentality of such state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of U.S. $5,000,000; an employee benefit plan within the meaning of the ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

          (b) A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or an organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Series C Preferred Stock, with total assets in excess of U.S. $5,000,000; or

          (c) A director, executive officer or general partner of the Company;
     or

          (d) A natural person (i) who has had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with his or her spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year or (ii) whose individual net worth, or joint net worth with his or her spouse, exceeds U.S. $1,000,000 at the time of the Closing. For Purposes of this Section 6.6(d)(ii), "net worth" means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities; or

          (e) A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the Series C Preferred Stock, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

          (f) An entity in which all of the equity owners are accredited investors.

     Section 6.7 Receipt of Information, Access to Information. Such Investor:

          (a) has been furnished with the Offering Circular, the documents incorporated by reference therein, the Amended and Restated Bye-laws of the Company, the Amended and Restated Shareholders Agreement and any documents that may have been made available upon such Investor's request (such documents, other than the Offering Circular, being collectively referred to as the "Other Documents"), and such Investor has carefully read the Offering Circular, the documents incorporated therein by reference and the Other Documents and understands and has evaluated the risks of a purchase of the Series C Preferred Stock, including the considerations set forth under the caption "Investment Considerations" in the Offering Circular;

          (b) has been given the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the offering contemplated hereby and other matters pertaining to an investment in the Series C Preferred Stock, has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of a purchase of the Series C Preferred Stock to the extent the Company possesses such information, and has received all documents and information that it has requested relating to an investment in the Series C Preferred Stock;

          (c) has not relied upon any representations or other information (whether oral or written) from the Company or its directors, officers or affiliates, or from any other persons, other than the representations contained in this Agreement and the information contained or incorporated by reference in the Offering Circular and the Other Documents; and

          (d) has carefully considered and has, to the extent such Investor believes such discussion necessary, discussed with such Investor's professional legal, financial and tax advisers, the suitability of an investment in the Series C Preferred Stock for such Investor's particular financial and tax situation and has determined that such Investor's Series C Preferred Stock is a suitable investment for such Investor.

     Section 6.8 Series C Preferred Stock Ownership Limitations. To such Investor's knowledge, such Investor's purchase on the Closing Date of Series C Preferred Stock pursuant to this Agreement will not cause any person or entity to own on the Closing Date directly, indirectly or by attribution (within the meaning of Section 958 of the Code) 10% or more of the total combined voting power of the Common Stock, the Series A Preferred Stock and the Series C Preferred Stock as such voting power is described in the Bye-Laws or to be treated by virtue of its ownership of stock in the Company as indirectly or constructively owning on the Closing Date 10% or more of the voting power of all classes of capital stock of CGA entitled to vote. Such Investor may rely on the list of anticipated shareholders of the Company and their respective anticipated shareholdings set forth in Schedule II hereto for purposes of making this representation and warranty.

     At such time as the Company supplies the Investors with names of the Series C Preferred Stock investors, prior to the Closing, the Investors will indicate whether the inclusion of any of the names will cause any person or entity to own on the Closing Date directly, indirectly or by attribution (within the meaning of Section 958 of the Code), 10% or more of the total combined voting power of the Common Stock, the Series A Preferred Stock and the Series C Preferred Stock as such voting power is described in the Bye-Laws or to be treated by virtue of its ownership of stock in the Company as indirectly or constructively owning on the Closing Date 10% or more of the voting power of all classes of capital stock of CGA entitled to vote.

                                   ARTICLE 7

                            RESTRICTIONS ON TRANSFER

     Shares of Series C Preferred Stock and any shares of Common Stock issuable upon conversion of the Series C Preferred Stock shall not be transferable except upon the conditions specified in this Article 7, which are intended to ensure compliance with the provisions of the Securities Act, applicable securities laws of other jurisdictions and Bermuda law in respect of the transfer of any shares of Series C Preferred Stock and any shares of Common Stock issuable upon conversion of the Series C Preferred Stock and are in addition to the conditions relating to the transfer of the shares of Series C Preferred Stock and shares of Common Stock issuable upon conversion of the Series C Preferred Stock set forth in the Amended and Restated Shareholders Agreement and the Amended and Restated Bye-laws.

     Section 7.1 Restrictive Legends. In addition to any other legend required by the Company's Amended and Restated Bye-laws or applicable law, each certificate representing the Series C Preferred Stock and any shares of Common Stock issuable upon conversion of the Series C Preferred Stock shall (unless otherwise permitted by the provisions of this Article 7) be stamped or otherwise imprinted with a legend in substantially the following form:

     "Any sale, assignment, transfer, pledge or other disposition of the shares represented by this certificate is restricted by, and the rights of the holder of such securities are subject to, the terms and conditions contained in the Amended and Restated Bye-laws of CGA Group, Ltd. (the "Company"), the Series C Cumulative Convertible Preferred Stock Subscription Agreement and the Amended and Restated Shareholders Agreement which are available for examination by holders of these shares at the registered office of the Company. In addition to the foregoing restrictions, these securities have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") or under the securities laws of any jurisdiction and may not be transferred, sold or otherwise disposed of unless a registration statement is in effect under the Securities Act and any applicable securities laws with respect to such shares or a written opinion of counsel acceptable to the Company is provided to the Company to the effect that no registrations are required under such securities laws. The prior approval of the Bermuda Monetary Authority is not required for any sale, assignment, transfer, pledge or other disposition of the securities represented by this certificate provided that any such sale, assignment, transfer, pledge or other disposition is between persons who are designated as non-residents of Bermuda for the purposes of the Exchange Control Act, 1972."

     Section 7.2 Notice of Proposed Transfers. (a) The holder of any securities bearing the entire restrictive legend set forth in Section 7.1 above ("Restricted Securities"), by acceptance thereof, agrees that, unless a registration statement is in effect under the Securities Act and under applicable securities laws with respect to such Restricted Securities, prior to any transfer or attempted transfer of such Restricted Securities, such holder will give the Company (i) unless the transferee is an Affiliate of the transferor (as defined in the Amended and Restated Shareholders Agreement), written notice describing the proposed transfer of any Restricted Securities in reasonable detail only to the extent necessary to evaluate whether such transfer is in compliance with the applicable securities laws, the Amended and Restated Shareholders Agreement and the Amended and Restated Bye-laws sections 61 through 63, (ii) unless the transferee is an Affiliate of the transferor (as defined in the Amended and Restated Shareholders Agreement), such other information about the proposed transfer of such Restricted Securities or the proposed transferee of such Restricted Securities as the Company may reasonably request only to the extent necessary to evaluate whether such transfer is in compliance with the applicable securities laws, the Amended and Restated Shareholders Agreement and 61 through 63 of the Amended and Restated Bye-laws, and (iii) an opinion of counsel (both counsel and opinion reasonably satisfactory to the Company (it being understood that in-house counsel for such holder shall be considered satisfactory to the Company)) to the effect that the proposed transfer of such Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act and under other applicable securities laws. The Company hereby acknowledges that no prior approval of the Bermuda Monetary Authority is necessary for any transfer of restricted shares between persons who are designated as non-residents of Bermuda for the purposes of the Exchange Control Act, 1972.

     (b) If the holder of the Restricted Securities delivers to the Company an opinion of counsel that subsequent transfers of such Restricted Securities will not require registration or qualification under the Securities Act or under other applicable securities laws, the Company will, or will cause the transfer agent, if any, for such Restricted Securities promptly after such contemplated transfer to deliver new certificates for such Restricted Securities that do not bear that section of the restrictive legend set forth in Section 7.1 above imposed by the Securities Act and under other applicable securities laws of any other jurisdictions. If the foregoing conditions entitling the holder to effect a proposed transfer of such Restricted Securities without registration under the Securities Act and under other applicable securities laws and the conditions relating to the transfer of securities in the Amended and Restated Shareholders Agreement have not been satisfied, the holder shall not transfer the Restricted Securities, and the Company will cause the transfer agent not to transfer such Restricted Securities on its books or issue any certificates representing such Restricted Securities. Any purported transfer of Restricted Securities not in accordance with applicable securities laws shall be void.

     (c) No Investor shall transfer any shares of Series C Preferred Stock or any shares of Common Stock issuable upon conversion of the Series C Preferred Stock held by such Investor unless the transferee of such shares has agreed to be bound by the terms of the Amended and Restated Shareholders Agreement and has duly executed a counterpart signature page to the Amended and Restated Shareholders Agreement. Any transfer or purported transfer made in violation of this Section 7.2(c) hereof shall be null and void and of no effect and the Company shall cause any correction required to be made to the register of the Members of the Company to be effected.

     (d) As used in this Agreement, the term "transfer" encompasses any sale, transfer, pledge or other disposition of any securities referred to herein.

                                   ARTICLE 8

                                  MISCELLANEOUS

     Section 8.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the parties contained in this Agreement and in any document delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder shall survive the Closing. The parties have made no representations or warranties other than those that are expressly set forth in this Agreement and the Amended and Restated Shareholders Agreement.

     Section 8.2 Entire Agreement. This Agreement (including the Schedules, Exhibits and Annexes hereto), constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

     Section 8.3 Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, unenforceability or legality of such provision in any other jurisdiction.

     Section 8.4 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 8.5 Assignability. Except in connection with the transfer of shares of the Series C Preferred Stock, as contemplated by the Company's Amended and Restated Bye-laws, this Agreement and the Amended and Restated Shareholders Agreement, this Agreement and the rights hereunder shall not be assignable by any Investor without the prior written consent of the Company. The Company may not assign its obligations hereunder without the prior consent of the Investors. Any transfer in violation of this Section 8.5 shall be null and void.

     Section 8.6 Amendment; Waiver. Except as provided in the last paragraph of
Article 3, no provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by the parties hereto; provided, however, that the provisions of Sections 5.11, 5.12, 5.13, 5.14 and
5.15 may be amended, waived or otherwise modified by an instrument in writing executed by the Company and the parties hereto that at the time just prior to the amendment or modification own at least ninety percent (90%) of the Series C Preferred Stock.

     Section 8.7 Headings. The Article and Section headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     Section 8.9 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York without giving effect to the principles of conflicts of laws thereof.

     Section 8.10 Notices and Payment. (a) All notices, requests, demands and other communications hereunder shall be in writing and, except to the extent otherwise provided in this Agreement, shall be deemed to have been duly given if delivered by same day or next day courier or mailed, registered mail, return receipt requested, or transmitted by telegram, electronic transmission, telex or facsimile (i) if to an Investor, at such Investor's address appearing on
Schedule I hereto or at any other address such Investor may have provided in writing to the Company and (ii) if to the Company, at Craig Appin House, 8 Wesley Street, Hamilton HM 11 Bermuda, Attention: the Company Secretary, or such other address as the Company may have furnished to the Investors in writing. A notice hereunder shall be deemed to have been given on the day such notice is sent or transmitted; provided, however, that if such notice is sent by next-day courier it shall be deemed to have been given the day following sending and, if by registered mail, five days following sending.

     (b) Unless otherwise provided in this Agreement, payments hereunder shall be made by wire transfer of immediately available funds.

     Section 8.11 Full Payment. (a) All payments in respect of the Series C Preferred Stock (including, without limitation, redemption and liquidation payments, and payments under Section 8.11(b)), shall be made in immediately available U.S. dollar funds, provided, however, that the Company may make payments or redemptions in shares of Common Stock as set forth in the Bye-laws attached as Annex II hereto. Each reference in this Agreement to U.S. dollars (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligations of the Company and each Investor in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or such Investor, as the case may be, will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company or such Investor, as the case may be, not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

     (b) The Company will make all redemption and liquidation payments to the holders of Series C Preferred Stock in respect of this Agreement and the Amended and Restated Bye-laws free and clear of and without deductions or withholding for or on account of any present or future taxes, duties, assessments, fees or other governmental charges imposed or levied by or on behalf of Bermuda or any other jurisdiction from or through which such payment is made to the holders of Series C Preferred Stock (all such taxes, duties, assessments, fees or other governmental charges being referred to herein as "Taxes"), unless such withholding or deduction is required by law. In that event, the Company will pay to the holders of Series C Preferred Stock such additional amounts as may be necessary in order that every liquidation and redemption payment made by the Company after deduction or withholding for or on account of any such present or future

Taxes will not be less than the amount then due and payable in respect of this Agreement and the Amended and Restated Bye-laws.

     Section 8.12 Indemnification. (a) The Company shall defend, hold harmless and indemnify each Investor and its Affiliates from and against all damages, losses, costs and expenses (including reasonable legal expenses) to which any of such persons becomes subject as a result of any inaccuracy in any representation or warranty of the Company contained in this Agreement or any document delivered in connection herewith (including the certificate referred to in Section 3.3) or the breach of any covenant or agreement of the Company contained in this Agreement, the Company's Amended and Restated Bye-laws, or the Amended and Restated Shareholders Agreement.

     (b) In the event a party entitled to indemnification under this Agreement (an "Indemnified Party") becomes aware of a claim, liability, expense or other event with respect to which such party is entitled to indemnification (an "Indemnification Event"), such Indemnified Party shall promptly give notice of such Indemnification Event to the Company. The failure by any Indemnified Party to give such notice to the Company within a reasonable period of time shall relieve the Company of its obligations under this Section 8.12, if and to the extent that it did not otherwise learn of such Indemnification Event and such failure results in the forfeiture by the Company of substantial rights and defenses.

     (c) The Company shall have the right to defend, contest, settle or otherwise resolve any Indemnification Event involving a third-party claim (a "Third-Party Indemnification Event") as long as the Indemnification Event may not possibly give rise to a non-monetary liability, including, without limitation, injunctions and criminal liability; provided, however, that the Company shall not settle or compromise any Third-Party Indemnification Event without the Indemnified Party's prior written consent thereto, unless the terms of such settlement or compromise provide for an unconditional release of the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Company shall bear the reasonable costs, fees and expenses of such separate counsel if (i) the use of counsel chosen by the Company to represent such Indemnified Party would present such counsel with any actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any Third-Party Indemnification Event include both such Indemnified Party and the Company or any Affiliate thereof and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company or any Affiliate thereof which is an actual or potential defendant in, or target of, such Third-Party Indemnification Event, (iii) the Indemnification Event may give rise to a non-monetary liability including, without limitation, injunctions and criminal liability, or (iv) the Company has authorized such Indemnified Party to employ separate counsel. The Indemnified Parties and the Company shall cooperate fully in defending any Third-Party Indemnification Event, and the Company shall have reasonable access to the books and records and personnel of the Indemnified Parties that are relevant hereto.

     (d) The indemnification provisions of this Article 8 shall be in addition to any rights each Indemnified Party may otherwise have.

     Section 8.13 Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in The City of New York and any court sitting in Bermuda, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (a "Related Proceeding"), and the Company hereby irrevocably agrees that all claims in respect of any Related Proceeding may be heard and determined in such New York State or federal court or any court sitting in Bermuda. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding and any objection to any Related Proceeding on the grounds of venue, residence or domicile. A final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law.

     The Company hereby irrevocably appoints the CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York, United States of America, as its agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process that may be served in any Related Proceeding in such New York State or federal court sitting in The City of New York. Service may be made by U.S. registered mail or other comparable means or by delivering by hand a copy of such process to the Company in care of the Process Agent at the address specified above for the Process Agent (such service to be effective upon the mailing or delivery by hand of such process to the office of the Process Agent), and the Company hereby irrevocably authorizes and directs the Process Agent to accept on its behalf such service. Failure of the Process Agent to give notice to the Company, or failure of the Company to receive notice of such service of process, shall not affect in any way the validity of such service on the Process Agent or the Company. As an alternative method of service, the Company also irrevocably consents to the service of any and all process in any Related Proceeding in a New York State or federal court sitting in The City of New York by sending by U.S. registered mail or other comparable means copies of such process to the Company at its address under Section 8.10 (such service to be effective seven days after mailing thereof). The Company covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent in full force and effect, and to cause the Process Agent to continue to act as such. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any suit, action or proceeding against any other party or its property in the courts of other jurisdictions.

     To the extent that the Company has or hereafter may acquire any immunity from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment in aid of execution or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         CGA GROUP, LTD.

                                         By:   /s/ RICHARD A. PRICE
                                            ------------------------------------
                                              Name:  Richard A. Price
                                              Title:  Chief Executive Officer

                 Counterpart Signature Pages Begin on Next Page

                     Counterpart Signature Page For Investor

     The undersigned hereby agrees to become a party to that certain Series C Cumulative Convertible Preferred Stock Subscription Agreement dated as of March 1, 1999 (the "Agreement") among CGA Group, Ltd. (the "Company") and others. From and after the undersigned's execution and delivery and the Company's acceptance of this Counterpart Signature Page, the undersigned shall be a party to this Agreement.


------------------------------------
Printed Name of Investor

By:_________________________________

Title:______________________________

Address:____________________________

____________________________________

Date: _________ __, 1999

The Investor whose signature appears above hereby subscribes for:

____________ Shares of Series C Preferred Stock pursuant to the BASIC SUBSCRIPTION PRIVILEGE; and (Number of shares to be completed by Investor)*

____________ Shares of Series C Preferred Stock pursuant to the FRONT END ADDITIONAL ALLOTMENT Privilege. (Number of shares to be completed by Investor)*

____________ Shares of Series C Preferred Stock pursuant to the BACK END OVERSUBSCRIPTION PRIVILEGE. (Number of shares to be completed by Investor)*

____________ Shares of Series C Preferred Stock pursuant to the ADDITIONAL BACK END PRIVILEGE. (Number of shares to be completed by Investor)*

-------------

* An Investor may write or type the word "Maximum" in any of the blanks above to indicate that it wishes to subscribe for the maximum amount of such shares offered to such Investor pursuant to this Agreement.

                                                        SCHEDULE I -- INVESTORS

Pacific Life Insurance Company

PM Group Life Insurance Company

Morgan Guaranty Trust Company of New York as Trustee of the Multi-Market Special Investment Trust Fund of Morgan Guaranty Trust Company of New York

Morgan Guaranty Trust Company of New York as Trustee of the Commingled Pension Trust Fund (Multi-Market Special Investment Fund II) of Morgan Guaranty Trust Company of New York

Third Avenue Trust on behalf of the Third Avenue Value Fund Series

Olympus Growth Fund II, L.P.

Olympus Executive Fund, L.P.

ACE Limited

Lennar CGA Holdings, Inc.

CGA Firemark Venture Fund I, LLC

Prudential Securities Group Incorporated

Shidler/CGA Corp.

Shidler Equities Corp.

Shidler Equities, L.P.

Doreen Denton

Paul Lambert

Robert Holman

Samuel Tang

Mark S. Whiting

Anthony R. Montemurno

Michael Brennan

James R. Reinhart

Gary Heigl

William Walton

Geoffrey N. Kauffman

Michael J. Wirth